EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to incorporation by reference of our report dated February 11, 2000, relating to the 1999 financial statements of Coda Music Technology, Inc., into this Form 10-KSB and into the Company's previously filed Registration Statements File No. 33-96624, File No. 333-48597, File No. 333-52927 and File No. 333-31287.





/s/ MccGladrey & Pullen LLP

Minneapolis, Minnesota
March 24, 2000